                                                                    May 22, 2006

Renaissance Acquisition Corp.
50 E. Sample Road, Suite 400
Pompano Beach, Florida 33064

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022

          Re: Initial Public Offering

Gentlemen:

          The undersigned stockholder, officer and director of Renaissance
Acquisition Corp. ("Company"), in consideration of Ladenburg Thalmann & Co. Inc.
("Ladenburg") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO")
and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

          1. If the Company solicits approval of its stockholders of a Business
Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

          2. In the event that the Company fails to consummate a Business
Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his

Renaissance Acquisition Corp.
Ladenburg Thalmann & Co. Inc.
May 22, 2006

Insider Shares ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

          3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the
Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business (meaning the acquisition of at least a majority interest in an operating business) which may reasonably be required to be presented to the Company under Delaware Law, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

          4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company's stockholders from a financial perspective.

          5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate ("Affiliate") of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the
Company prior to or in connection with the consummation of the Business
Combination; provided that commencing on the Effective Date, BMD Management
Company, Inc. ("Related Party"), shall be allowed to charge the Company $8,000 per month, representing an allocable share of Related Party's overhead, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

          6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a

Renaissance Acquisition Corp.
Ladenburg Thalmann & Co. Inc.
May 22, 2006

finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

          7. The undersigned will escrow all of his Insider Shares acquired prior to the IPO until one year after the Company consummates a Business
Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the
Company.

          8. The undersigned agrees to be the Chairman of the Board and Chief
Executive Officer of the Company until the earlier of the consummation by the
Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information furnished to the Company and Ladenburg and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Item 401 of
Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's
Questionnaire furnished to the Company and Ladenburg and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

     (a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

     (b) he has never been convicted of or pleaded guilty to any crime (i)
involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

     (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

          9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board and Chief Executive Officer of the Company.

          10. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company's common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with

Renaissance Acquisition Corp.
Ladenburg Thalmann & Co. Inc.
May 22, 2006

respect to such shares in connection with any vote to approve a Business
Combination.

          11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company's Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

          12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Ladenburg and its legal representatives or agents (including any investigative search firm retained by
Ladenburg) any information they may have about the undersigned's background and finances ("Information"). Neither Ladenburg nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the
Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

          13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

          14. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO or privately from the
Company simultaneously with the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

                                        Barry W. Florescue
                                        Print Name of Insider

                                        /s/ Barry W. Florescue
                                        ----------------------------------------
                                        Signature

EXHIBIT A

     BARRY W. FLORESCUE has been our chairman of the board and chief executive officer since our inception. Since 1988, Mr. Florescue has also been the chairman of the board and owner of Century Financial Group, Inc., a private holding company which owns Century Bank, a federally chartered thrift institution based in Sarasota, FL. While under Mr. Florescue's ownership,
Century has grown its total assets from $76 million to over $650 million, and its pre-tax income from $0.0 million to $12.8 million. Mr. Florescue has also been chairman of the board and president of BMD Management Company, Inc. since
1980. BMD is a privately-owned management services, finance and real estate investment company which has managed fast food and casual dining restaurants, and now primarily manages over 20 commercial real estate properties in Florida,
Colorado and New York. From 1996 to December 2004, Mr. Florescue was the major stockholder, chairman of the board, chief executive officer and chief operating officer of BFMA Holding Corporation, a private holding company which owned and operated Marietta Corporation, a company that manufactures personal care amenities for the hospitality market and provides contract manufacturing and packaging for companies in the personal care, cosmetic, over-the-counter pharmaceutical, household care and food industries. While under Mr. Florescue's control, the company grew revenues from $72 million to $166 million and operating income from a loss of $0.3 million to a profit of $14 million through organic growth, and domestic and international acquisitions. Since 2003, Mr.
Florescue has been the chairman of the board and chief executive officer of
Caswell-Massey Holding Corporation, a 250 year old company that sells
Caswell-Massey brand bath and beauty products through its retail stores, mail-order catalog and website, as well as through various department stores and chain retailers. During Mr. Florescue's tenure as chief executive officer,
Caswell-Massey has increased its revenues by new product launches, repackaging initiatives, and entry into new markets. In 1997, Mr. Florescue entered into a stipulation and consent with the Office of Thrift Supervision ("OTS") relating to certain activities that occurred in 1990 and 1991 pursuant to which he consented to cease and desist from certain activities with Century Bank. The order providing for these restrictions was terminated by the OTS in 2004. Mr.
Florescue had agreed that he would not participate in day-to-day management as an officer or employee of Century Bank and that his service as a director of
Century Bank would be subject to certain restrictions. He also consented to the payment of a civil money penalty of $50,000. Mr. Florescue did not admit or deny the findings of the OTS in connection with such stipulation and consent. Mr.
Florescue is on the Executive Advisory Committee of the Simon Graduate School of
Business Administration and is a Trustee of the University of Rochester. Mr.
Florescue received a B.S. from the University of Rochester and a M.B.A. from New
York University Graduate School of Business. Mr. Florescue earned his certified public accountant certification in 1970. He was a member of the Listed Company
Advisory Board of the American Stock Exchange from 1985 to 1988.